Exhibit 10.1

ASSIGNMENT NO. 9 OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of November 10, 2005, by and between CHASE BANK USA, NATIONAL ASSOCIATION (formerly known as Chase Manhattan Bank USA, National Association), a national banking association (the “Bank”), as Transferor (in such capacity, the “Transferor”), and the CHASE ISSUANCE TRUST (the “Trust”), pursuant to the Agreement referred to below, and acknowledged by the Bank in its capacity as servicer under the Agreement referred to below (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Bank, as Transferor, Servicer and Administrator, Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and the Trust are parties to the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey hereby the Receivables of such Additional Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to the Trust; and

WHEREAS, the Administrator, on behalf of the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Administrator, on behalf of the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Addition Cut Off Date” shall mean, with respect to the Additional Accounts designated hereby, October 31, 2005.

“Addition Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, November 10, 2005.

“Notice Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, November 4, 2005.

2. Designation of Additional Accounts. On or before the Addition Date, the Transferor shall deliver to the Owner Trustee, on behalf of the Issuer, a computer file containing a true and complete list of each VISA and MasterCard account, which as of the Addition Date shall be deemed to be an Additional Account, identified by account number and the aggregate amount of the Receivables in each such Additional Account as of the Addition Cut Off Date, and stating to which Asset Pool each such

Additional Account belongs, which computer file shall be marked as Schedule 1 to this Assignment and, as of the date of this Assignment, shall supplement Schedule 1 to the Agreement.

3. Conveyance of Receivables. (a) The Transferor does hereby sell, transfer and assign to the Trust all right, title and interest, whether owned on the Addition Cut Off Date or thereafter acquired, of the Transferor in the Receivables existing on the Addition Cut Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the applicable UCC) thereof and all Insurance Proceeds related thereto. This Section 3(a) does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the applicable Collateral Agent, any Noteholders, any Supplemental Credit Enhancer or any Derivative Counterparty of any obligation of the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

(b) The Transferor hereby grants to the Trust a security interest in all of its right, title and interest, whether owned on the Addition Cut Off Date or thereafter acquired, of the Transferor in the Receivables existing on the Addition Cut Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof and all Insurance Proceeds related thereto to secure a loan in an amount equal to the unpaid principal amount of the Notes issued pursuant to the Indenture and the applicable Indenture Supplement and interest accrued with respect thereto. This Assignment constitutes a security agreement under the UCC.

(c) If necessary, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Cut Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee on or prior to the Addition Date. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any filing under the UCC in connection with such sale and assignment.

(d) In connection with such transfers, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trust pursuant to this Assignment for the benefit of the Noteholders.

(e) It is the intention of the parties hereto that all transfers of Receivables to the Trust pursuant to this Assignment be subject to, and be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Transferor. The parties hereto acknowledge and agree that each such transfer is occurring in connections with a “securitization transaction” within the meaning of the Delaware Act.

4. Acceptance by Administrator on Behalf of the Trust. The Administrator, on behalf of the Trust hereby acknowledges its acceptance of all right, title and interest in and to the Receivables in the Additional Accounts now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) hereof and declares that the Trust shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Noteholders.

5. Representations and Warranties of the Transferor.

(a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Eligibility of Accounts. As of the Addition Cut Off Date, each Additional Account designated hereby is an Eligible Account;

(c) Insolvency. As of each of the Addition Cut Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

(d) No Adverse Effect. The acquisition by the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the applicable Transferor, result in an Adverse Effect;

(e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether owned on the Addition Cut Off Date or thereafter acquired, of the Transferor in the Receivables existing on the Addition Cut Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof and Insurance Proceeds related thereto, or, if this Assignment does not constitute a sale of such property, the Agreement as amended by this Assignment constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

(f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

6. Conditions Precedent. The designation of Additional Accounts pursuant to Section 2 of this Assignment, the conveyance of Receivables pursuant to Section 3 of this Assignment and the Amendment of the Agreement pursuant to Section 7 hereof are each subject to the satisfaction of the conditions precedent set forth in Section 2.12(c) of the Agreement on or prior to the dates specified in such Section 2.12(c), except to the extent any such conditions have been waived. For purposes of Section 2.12(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in Section 2.12(c)(xi) of the Agreement, the Bank shall have delivered to the Administrator, on behalf of the Trust, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in subsection 2.12(c) of the Transfer and Servicing Agreement for designating and conveying Receivables in Additional Accounts have been satisfied or waived and (ii) each of the representations and warranties made by the Transferor in Section 5 of this Assignment is true and correct as of the Addition Date. The Owner Trustee and the Administrator may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

7. Amendment of the Transfer and Servicing Agreement. The Agreement is hereby amended to provide that all references therein to the “Transfer and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. All references therein to Additional Accounts shall be deemed to include the Additional Accounts designated hereby and all references therein to Receivables shall be deemed to include the Receivables conveyed hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

8. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Removal Upon Breach. In the event of a breach of any of the warranties set forth in Section 5(b) hereof other than a breach or event set forth in Section 2.05(a) of the Agreement, if as a result of such breach the related Receivable is no longer an Eligible Receivable or the Trust’s rights in, to or under such Receivable or its proceeds are impaired, then upon the expiration of 60 days (or such longer period as may be agreed to by the Indenture Trustee, the applicable Collateral Agent and the Servicer, but in no event later than 120 days) after the earlier to occur of the discovery thereof by the Transferor who conveyed such Receivable to the Trust or receipt by such Transferor of written notice thereof given by the Owner Trustee, the Indenture Trustee, the applicable Collateral Agent or the Servicer, such Receivable shall be removed from the Trust on the terms and conditions set forth in Section 2.05(b) of the Agreement and the Transferor shall accept reassignment of such Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been designated for inclusion in the Trust on such day.

IN WITNESS WHEREOF, the Transferor and parties hereto the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Financial Services Officer

Acknowledged by:

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

Chase Issuance Trust

Assignment No. 9 (TSA)

Schedule 1

List of Additional Accounts

[TO BE DELIVERED BY THE TRANSFEROR TO THE OWNER TRUSTEE AND

MARKED AS SCHEDULE 1 TO THIS ASSIGNMENT]

Schedule 1

Schedule 2

Chase Bank USA, National Association

Officer’s Certificate

                                         , a duly authorized officer of Chase Bank USA, National Association (“Chase USA”), a national banking association, as transferor (the “Transferor”), hereby certifies and acknowledges on behalf of the Transferor that to the best of her/his knowledge the following statements are true on November 10, 2005 (the “Addition Date”), and acknowledges on behalf of the Transferor that this Officer’s Certificate will be relied upon by Wilmington Trust Company, as Owner Trustee on behalf of the Trust, in connection with the Trust entering into Assignment No. 6 of Additional Collateral Certificates, dated as of the related Addition Date (the “Assignment”), by and between the Transferor and the Trust, in connection with the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), each by and between Chase USA, as Transferor, Servicer and Administrator, the Chase Issuance Trust, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

(a) Delivery of Assignment. On or prior to the Addition Date, (i) the Transferor has delivered to the Trust the Assignment and (ii) the Transferor has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and (iii) shall deliver to the Trust a computer file containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the related Addition Cut Off Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Transfer and Servicing Agreement.

(b) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c) Eligibility of Additional Accounts. As of the Addition Cut Off Date, each Additional Account designated thereby is an Eligible Account;

(d) Insolvency. As of each of the Addition Cut Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

Schedule 2-1

(e) No Adverse Effect. The acquisition by the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect; and

(f) Conditions Precedent. All requirements set forth in subsection 2.12(c) of the Transfer and Servicing Agreement for designating Receivables arising in the Additional Accounts have been satisfied or waived.

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

Schedule 2-2

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of November 2005.

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title: